Exhibit 99.1

DEBTORS’ SUPPLEMENTAL INFORMATION WITH RESPECT TO JOINT PLAN OF REORGANIZATION

OF WW INTERNATIONAL, INC. AND ITS DEBTOR AFFILIATES

Dated: June 12, 2025

The Debtors hereby provide supplemental information with respect to the Reorganized Debtors’ business post-emergence, the equity allocation, and the risks associated with holding the New Common Equity. Capitalized terms used herein that are not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement.

Disclaimers

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of any securities to be issued under the Plan or passed upon the accuracy or adequacy of this supplemental information.

Investing in the Debtor’s securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this supplemental information for a discussion of certain risks that you should consider in connection with an investment in the Debtor’s securities. See also, “The Debtors May Not Be Able to Achieve Their Projected Financial Results or Meet Their Post-Restructuring Debt Obligations” in Section VIII.F.4 of the Disclosure Statement for additional discussion on risks related to the Debtor’s Financial Projections and “Equity Interests Subordinated to Reorganized Debtors’ Indebtedness” in Section VIII.D.4 of the Disclosure Statement for additional discussion on risks related to holding equity in a capital structure with indebtedness. See also Section VIII.A. of the Disclosure Statement for additional discussion of risks associated with the overall Debtors’ Business, Section VIII.C for additional discussion of risks associated with the New Common Equity, and Section VIII.E of the Disclosure Statement for additional discussion of risks that relate to the Reorganized Debtors having the New Term Loans, which impact the overall business of the Reorganized Debtors.

The prospective financial information included in Exhibit D to the Disclosure Statement has been prepared by, and is the responsibility of, the Debtors’ management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the prospective financial information within Exhibit D to the Disclosure Statement and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in the Disclosure Statement relates to the Debtor’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

Summary of the Reorganized Debtors’ Business Post-Emergence

The core business of the Reorganized Debtors will be the same as the core business of the Debtors. The Reorganized Debtors will continue to offer science-backed weight loss and weight management programs. The Debtors expect that the Reorganized Debtors’ primary offerings will continue to consist of the same programs and operations as prior to the Emergence Date, including the Behavior Change Programs, clinical support programs, and business-to-business programs.

During the pendency of the Chapter 11 Cases, the Debtors have remained fully operational, with all of their offerings and services, including their app, their workshops and their telehealth business, continuing to operate with no interruption. Further, the Reorganized Debtors expect to remain fully operational, maintaining all of the same offerings and services with no impact to their members and the plans their members rely on to support their weight management goals. See Section II.B. of the Disclosure Statement for a description of the existing business operations of the Debtors, which will continue as the business operations of the Reorganized Debtors.

The restructuring of the Debtors is a “balance sheet restructuring” focused on de-leveraging their capital structure, reducing annual interest expense, and providing the Reorganized Debtors a stronger financial foundation to allow them to compete more effectively and invest in future growth. The Debtors’ current debt has been a significant burden on the business for many years and has resulted in approximately $100 million of annual interest payments in each of the last two years. If the Plan is confirmed, the Reorganized Debtors’ long-term debt obligations will be reduced by approximately $1.15 billion in principal amount, and the anticipated annual interest payments will be reduced by half, to approximately $50 million.

The reduction in annual interest expense is expected to directly improve the Reorganized Debtors’ free cash flow and their ability to invest in the business, including in product innovation and marketing. With greater free cash flow and a solid financial foundation, the Reorganized Debtors expect to be able to make the necessary investments to grow the business—specifically as it relates to their products and programs, the member experience, and revitalizing the brand. Management’s current focus is to stabilize the business while taking decisive action through operational improvements and debt reduction to build a foundation for sustainable growth. Management expects to stabilize and grow the business by delivering a unified and engaging member experience, revitalizing brand relevance, expanding adjacent revenue streams, and driving operational excellence and efficiency.

Management intends to support these plans by investing in the following key strategies:

•	rebuilding and optimizing the website experience and innovating the app to drive new member signups;

•	developing new product offerings and innovative features to enhance and unify the membership experience by making weight management easier, more personalized and sustainable;

•	increasing their marketing to revitalize the brand to bridge the gap between awareness and signups (including amplifying social media content and focused spend on targeted and intentional marketing);

•	further integrating and improving the clinical offering;

•	revitalizing and modernizing the Behavior Change Programs;

•	expanding their international operations; and

•	expanding adjacent revenue streams, including WW4B and licensing, and in the United States, registered dietitian visits.

Given investments in the Reorganized Debtors’ strategic initiatives are subject to a number of uncertainties, including market conditions at the time of such investment and available investment opportunities, the Debtors’ Financial Projections show all excess cash flow is used to repay the New Term Loans. However, the Debtors have and the Reorganized Debtors intend to use the flexibility they have to determine how to allocate excess cash flow between investment opportunities and debt repayments. The Reorganized Debtors expect to use their excess cash flow for both purposes, but cannot currently predict the exact amounts that will be used for each. Any amount allocated for any investment opportunities will reduce the amount available to pay down the New Term Loans. To the extent investment opportunities are not available given the uncertainties noted above, the Reorganized Debtors expect to use a portion of their expected cash balance upon emergence to pay down a portion of the New Term Loans in the twelve months following emergence.

The Reorganized Debtors’ ability to effectively implement their key strategies is subject to a number of risks and contingencies, including (i) whether the Reorganized Debtors will be able to drive subscriber traffic through brand spend and new product launches, (ii) the Reorganized Debtors’ ability to continue to be competitive in the clinical space and have adequate free cash flow to invest in the business, (iii) whether planned website and marketing improvements can drive member signups, (iv) whether cost actions implemented in 2025 and beyond can be effected, and (v) the Reorganized Debtors’ ability to partner with additional channel partners, employers, payors and health plans. See Section VIII.A. of the Disclosure Statement for discussions of risks relating to the Debtors’ business and “Supplemental Risks Relating to the New Common Equity” below.

To return to revenue growth, the Reorganized Debtors must invest in the business. The primary source of such investment is expected to be from free cash flow. The documents governing the New Term Loans will provide for a cash sweep obligation where the Reorganized Debtors must annually redeem or prepay the New Term Loans with amounts of unrestricted cash in excess of $100 million, based on a 10-day average for the last 10 days of the first quarter of each year, subject to certain carve outs, including, but not limited to, amounts for principal payments of the New Term Loans and redemption of indebtedness. The Debtors believe that $100 million is sufficient liquidity to operate their business and execute on their strategy based on current facts and circumstances and thus do not believe the cash sweep provision will materially impact their operations or strategy. However, if the liquidity requirements of their business significantly change, the cash sweep provision may limit the Reorganized Debtors’ ability to invest in their business, which, in turn, could adversely impact the Reorganized Debtors’ business, results of operations and financial position. As noted in the Financial Projections (included as Exhibit D to the Disclosure Statement), the Reorganized Debtors expect that their free cash flow will stabilize in 2026 due to their ability to make the expected strategic investments in the business as described above. However, the exact amount, if any, of any cash flow sweep is uncertain due to uncertainties related to cash balances including as a result of the specific time based measurement period at the end of the first quarter (which has historically been when the Debtors have had the largest cash expenses and lowest cash balances). See also Section VIII.F. of the Disclosure Statement for discussions of risks relating to the Financial Projections. The Reorganized Debtors anticipate the most significant shift in the post-Effective Date financials will be the reduction in debt and the reduction in aggregate interest expense, which will allow for increased investments to grow the business.

Summary of 9% of New Common Equity to Existing Equity Interests

As described in the Disclosure Statement, on the Effective Date, (A) each holder of an Allowed First Lien Claim shall receive in full and final satisfaction of such Allowed First Lien Claim its Pro Rata share of (i) the New Term Loans and (ii) assuming the Milestones are met, 91% of the New Common Equity, subject to dilution by the MIP, and (B) all Existing Equity Interests will be cancelled, released, and extinguished and will be of no further force and effect and the holders of Existing Equity Interests shall, subject to forfeiture if the Milestones are not met, be voluntarily allocated 9% of the total number of shares of New Common Equity on a Pro Rata basis (pre-dilution from the MIP), from New Common Equity that the Holders of the First Lien Claims would be otherwise entitled to under the Bankruptcy Code. Issuances of New Common Equity will be subject to rounding and fractional share conventions as provided in Article VII.E. of the Plan. As a result of rounding and fractional share conventions as disclosed in the Plan, certain holders of Existing Equity Interests may not receive any shares of New Common Equity.

The allocations of 9% and 91% of New Common Equity are a ratio-based calculation and will be based solely on the number of shares of New Common Equity issued. For illustrative example purposes only, if 1,000,000 shares of New Common Equity are issued, Holders of Existing Equity Interests would be entitled to receive 90,000 shares of New Common Equity and Holders of Allowed First Lien Claims would be entitled to receive 910,000 shares of New Common Equity, in each case subject to the Milestones being met and further subject to dilution by the MIP. Whatever the post-emergence value of the Reorganized Debtors may be, Holders of Existing Equity will, subject to forfeiture if the Milestones are not met, be entitled to 9% of the equity value of the Reorganized Debtors, without any adjustment for the actual equity market value of the Reorganized Debtors.

Supplemental Risks Relating to the New Common Equity

In addition to the risks outlined in the Disclosure Statement, please see below for a supplemental discussion of the risks relating to the New Common Equity.

1.	The Reorganized Debtors May Not Generate Sufficient Cash Flow to Meet their Debt Obligations and Accomplish their Business Strategies

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, principal and interest payments with respect to the New Term Loans. Additionally, the documents governing the New Term Loans will provide for a cash sweep obligation where the Reorganized Debtors must annually redeem or prepay the New Term Loans with amounts of unrestricted cash in excess of $100 million, based on a 10-day average for the last 10 days of the first quarter of each year, subject to certain carve outs including, but not limited to, amounts for principal payments and redemption of indebtedness.

The Debtors have had positive free cash flow and Adjusted EBITDAS in the past, and the restructuring of the capital structure set out in the Plan does not change the core business of the Debtors. Historically, significant interest expense prevented the Debtors from utilizing the positive cash flow to reinvest in and grow the business and achieve meaningful growth as the vast majority of cash flow has historically gone to servicing the interest payments on the Debtors’ indebtedness. If confirmed, the Plan provides for a significant reduction in the annual quantum of interest expense. The Reorganized Debtors expect to divert a significant portion of such free cash flow from the payment of interest to investing in their business including, among others, product innovation, increased brand marketing, expansion of adjacent revenue streams, optimization of member experience, international expansion, and registered dietitian visits in the United States. Given that the reorganization of the Debtors’ capital structure does not impact the operational business of the Debtors, the Reorganized Debtors believe they will be able to utilize the expected cash flows to invest in these growth opportunities for the business.

However, a portion of unrestricted cash may be required to be used to redeem or prepay the New Term Loans pursuant to the cash sweep provision (to the extent the average cash balance at one measurement period described above is over $100 million), which may limit the Reorganized Debtors’ ability to invest in certain business growth strategies. The Reorganized Debtors do expect to use a portion of its expected cash balance to pay down a portion of the New Term Loans in the twelve months following emergence. While the Debtors believe that $100 million is sufficient liquidity to operate their business and execute on their strategy based on current facts and circumstances, if the liquidity requirements of their business significantly change, the cash sweep provision may limit the Reorganized Debtors’ ability to invest in their business and adversely impact the Reorganized Debtors’ business, results of operations and financial position. Due to the high degree of future uncertainties surrounding cash flows, the Debtors cannot provide additional disclosures on the composition of and expectations about the use of future cash flows.

Additionally, the Debtors note that the Financial Projections, which show cash balances and free cash flow as of the end of each annual period, assume that all cash above $100 million is used to repay indebtedness and do not assume or adjust for most of the potential investments given the uncertainties around specifying and allocating specific amounts to investments in the business. Such repayments could be on a voluntary basis or as a result of the cash flow sweep. Such excess cash flow is shown as paying down debt in the Financial Projections because there isn’t sufficient certainty as to the allocation and timing of specific investments to specifically include them in the Financial Projections. The Reorganized Debtors have flexibility as to when to paydown debt or make investments as the measurement period for the cash flow sweep is only a specific 10-day period at the end of the first quarter, which historically has been the quarter in which the Debtors have made their largest marketing investments. The Reorganized Debtors also expect to use a portion of such cash balance to invest in its business and the amount of such investments will reduce the amount available to paydown the New Term Loans. However, investments in the Reorganized Debtors’ strategic initiatives are subject to a number of uncertainties, including market conditions at the time of such investment and available investment opportunities. Given uncertainties about the allocation and timing of investments, the Debtors were and are unable to include specific investments in the Financial Projections.

See also, “The Debtors May Not Be Able to Achieve Their Projected Financial Results or Meet Their Post-Restructuring Debt Obligations” in Section VIII.F.4 of the Disclosure Statement for additional discussion on risks related to the Debtor’s Financial Projections and “Equity Interests Subordinated to Reorganized Debtors’ Indebtedness” in Section VIII.D.4 of the Disclosure Statement for additional discussion on risks related to holding equity in a capital structure with indebtedness. See also Section VIII.E for additional discussion of risks that relate to the Reorganized Debtors having the New Term Loans, which impact the overall business of the Reorganized Debtors.

2.	Substantial Debt Upon Emergence

After the consummation of the Plan, the Reorganized Debtors will have substantial debt, which may adversely affect the Reorganized Debtors by limiting their ability to invest in their business, limiting access to additional financing, interfering with their ability to pay interest and principal on the New Term Loans and subjecting the Reorganized Debtors to additional risks, as well as adversely affecting the value of the New Common Equity. The Reorganized Debtors will have a significant amount of indebtedness and debt service obligations upon emergence and the New Common Equity will be subordinated to the indebtedness, including the New Term Loans. The Reorganized Debtors will also have the ability to incur an additional $125.0 million of super-priority revolving credit facility indebtedness upon emergence. While the Reorganized Debtors do not have any commitments for such a facility at this time, they may enter into such a facility in the future or may incur other indebtedness permitted by the New Term Loans. If the Reorganized Debtors incur additional indebtedness, the related risks that the Reorganized Debtors face could increase.

The Debtors and the Reorganized Debtors cannot guarantee they will enter into a super-priority revolving credit facility in the near term or at all and the business plan and strategies are not based on having a revolving credit facility available or any borrowings thereunder. Companies typically enter into revolving credit facilities to provide a source of capital in the event of unanticipated liquidity needs. Even if the Reorganized Debtors were to enter into a revolving credit facility, there is no current expectation that the Reorganized Debtors would make any borrowings thereunder. Accordingly, the Financial Projections included in the Disclosure Statement do not provide for the incurrence of additional indebtedness under a super-priority revolving credit facility.

The Reorganized Debtors’ substantial debt could have important consequences, including:

•	making it more difficult for the Reorganized Debtors to satisfy their obligations with respect to the New Term Loans and their other obligations;

•	limiting the Reorganized Debtors’ ability to invest in their business to drive their growth strategy;

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limiting the Reorganized Debtors’ ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, debt refinancing, acquisitions and other general corporate requirements;

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requiring a significant portion of the Reorganized Debtors’ cash flow from operations to be dedicated to paying interest on, and the repayment of, the principal of the Reorganized Debtors’ indebtedness;

•	hampering the Reorganized Debtors’ ability to adjust to changing market conditions and to compete with other weight management;

•	increasing the Reorganized Debtors’ vulnerability to general adverse economic and industry conditions;

•	placing the Reorganized Debtors at a competitive disadvantage compared to their competitors that have less debt or are less leveraged;

•	limiting the Reorganized Debtors’ flexibility in planning for, or reacting to, changes in their business and the industry in which the Reorganized Debtors operate; and

•	restricting the Reorganized Debtors from making strategic acquisitions or exploiting business opportunities.

In addition, as described in more detail below, the documents governing the New Term Loans will contain covenants that will limit the Reorganized Debtors’ ability to engage in certain actions, which may be in the Reorganized Debtors’ long-term best interests. These covenants may impact the Reorganized Debtors’ ability to fully implement their strategy by, for example, limiting their ability to invest in their foreign operations that do not guarantee the New Term Loans. The Reorganized Debtors’ failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of their debt. Also, a substantial portion of the Reorganized Debtors’ debt, will bear interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect the Debtors’ cash flow and any value of the New Common Equity.

Given the New Common Equity is junior in terms of priority to the New Term Loans, if the Reorganized Debtors are unable to satisfy obligations under the New Term Loans, the value of the New Common Equity is likely to significantly decrease.

3.	Substantial Additional Leverage

Despite current indebtedness levels, subject to the terms of the documents governing the New Term Loans, the Reorganized Debtors may still be able to incur substantially more debt, including additional secured indebtedness that may be senior to or pari passu with the New Term Loans (and senior to the New Common Equity in a liquidation), which would increase the risks associated with the Reorganized Debtors’ substantial leverage. Even with the Reorganized Debtors’ debt levels, the Reorganized Debtors may be able to incur substantial additional indebtedness in the future. Although the documents governing the New Term Loans will contain restrictions on the incurrence of additional indebtedness, these restrictions are likely to be subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. Additionally, the documents governing the New Term Loans will permit the Reorganized Debtors to incur a super-priority revolving credit facility that is secured by the Collateral and will be senior in right of payment to the New Term Loans. The holders of that debt will be entitled to priority over the holders of the New Term Loans in any proceeds distributed in connection with any exercise of remedies with respect to the Collateral or insolvency, liquidation, reorganization, dissolution or other winding up of the Reorganized Debtors. This may have the effect of reducing the amount of proceeds paid to the holders of the New Term Loans and ultimately the New Common Equity, which will be junior in priority to the Reorganized Debtors’ indebtedness.

If the Reorganized Debtors incur additional indebtedness, the related risks that the Reorganized Debtors face would intensify. In addition, the documents governing the New Term Loans will not prevent the Reorganized Debtors from incurring obligations that do not constitute indebtedness under those agreements and the Debtors anticipate that any agreement governing their future indebtedness will similarly not prevent the Reorganized Debtors from incurring obligations that do not constitute indebtedness under those agreements and could exacerbate the risks associated with the Reorganized Debtors’ leverage. In the future, additional debt financings by any of the Reorganized Debtors could adversely affect the value of the New Common Equity.

4.	The New Term Loans May Include Restrictive Covenants that Impose Restrictions on the Reorganized Debtors’ Finances and Business Operations

The documents governing the New Term Loans are expected to include restrictive covenants that could limit the Reorganized Debtors’ ability to react to market conditions or satisfy any extraordinary capital needs, or otherwise restrict the Reorganized Debtors’ financing and operations (including limiting flexibility in operating their business), and there can be no assurance that the Reorganized Debtors would be able to comply with such covenants. These covenants are expected to limit the Reorganized Debtors’ ability to, among other things: (a) incur additional indebtedness or issue disqualified stock or preferred stock; (b) make investments in joint ventures and certain international operations; (c) pay dividends and make other restricted payments; (d) sell certain assets; (e) create liens; (f) enter into sale and leaseback transactions; (g) consolidate, merge, sell or otherwise dispose of all or substantially all of the Reorganized Debtors’ assets; (h) use excess cash flow for purposes other than to repay or redeem the New Term Loans due to the cash sweep provision; (i) enter into transactions with affiliates; and (j) designate subsidiaries as unrestricted subsidiaries. For further information, see the form of the documents governing the New Term Loans included in this Plan Supplement. Some of these covenants, including the restrictions on paying dividends and requirements for uses of excess cash flows due to the cash sweep provision may prevent the Reorganized Debtors from returning value to holders of the New Common Equity.

If the Reorganized Debtors were to fail to comply with such covenants and terms, the Reorganized Debtors may be required to obtain waivers from the creditors of the New Term Loans, and, if such waivers were not obtained, an event of default could occur, which would have a material adverse effect on the Reorganized Debtors’ financial condition and future performance, which could adversely impact the value of the New Common Equity.

5.

The Reorganized Debtors may not be able to successfully execute their business plan to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market

The clinical weight management and weight loss market is rapidly evolving and increasingly competitive. The potential growth and scope of, and future investments in, this market is unknown and it may not reach the market size or generate the related revenues that the Reorganized Debtors anticipate. Additionally, insurance and employer cost coverage for weight management medications may not be expanded or may contract further, and prices for weight management medications may rise or may not decline, making them unaffordable to certain consumers. Consistent with the Debtors prior to the Emergence Date, the Reorganized Debtors’ future financial performance depends in part on growth in this market, the Reorganized Debtors’ ability to market effectively and in a cost-efficient manner to members who are seeking a clinical weight management solution, and the Reorganized Debtors’ ability to adapt to emerging demands of existing and potential members and the evolving regulatory landscape. The Reorganized Debtors’ virtual care clinical offering, WeightWatchers Clinic, may be unable to achieve and sustain high levels of demand, consumer acceptance, and market adoption. Regulatory developments, such as the U.S. Food & Drug Administration’s determination that the semaglutide shortage is resolved, resulting in limitations on the Debtors and the Reorganized Debtors’ ability to continue to facilitate access to compounded semaglutide, or negative publicity concerning telehealth generally or weight management medications specifically, such as information regarding efficacy, side effects or adverse events associated with such medications, or the Reorganized Debtors’ clinical offerings and related member experiences, could limit market acceptance of the Reorganized Debtors’ business model and services within this larger market. Similarly, negative publicity regarding member confidentiality and privacy in the context of a telehealth service offering could limit market acceptance of the Reorganized Debtors’ business model and services. If the Reorganized Debtors’ clinical offerings are unable to drive recruitment and retention, the clinical subscriber base may not grow, or may grow more slowly than the Reorganized Debtors expect. The Reorganized Debtors’ success will depend to a substantial extent on the willingness of their members to access the Reorganized Debtors’ clinical offering virtually via their telehealth platform, as well as on their ability to continue to demonstrate the value of virtual care to employers, health plans, government agencies, and other purchasers of healthcare for beneficiaries. The success and satisfaction of the clinical members depends in part on their being able to access the weight management medications that they have been prescribed by WeightWatchers Clinic clinicians. Due to supply chain constraints and shortages for weight management medications, these members have experienced, and may continue to experience, stock issues at mail order and local pharmacies that fill prescriptions for such therapies. While the Debtors do not believe that the reorganization of the capital structure will adversely impact the offerings of the Reorganized Debtors after the Emergence Date, there can be no assurance that the Reorganized Debtors will be able to continue to grow their clinical business and meet their strategic goals. In addition, negative publicity from the Reorganization may harm the Reorganized Debtors’ brand, which would have an adverse effect on their business, financial condition and results of operations. If the Reorganized Debtors fail to successfully compete in the clinical weight management and weight loss market with their virtual care clinical offering, their business, financial condition or results of operations could be adversely affected.

Additionally, the New Board, as discussed in the Plan and Disclosure Statement, will be in place upon emergence. Once the New Board is in place, the New Board may change the strategies, priorities, and business activities of the Reorganized Debtors from those previously disclosed. The Debtors and Reorganized Debtors can make no assurances that the New Board will not make such changes which could adversely affect their business, financial condition or results of operations.

6.	The Reorganized Debtors may not be able to successfully implement their strategic initiatives

The Debtors are continually evaluating, and the Reorganized Debtors will continually evaluate, the changing consumer, regulatory and competitive environment of the weight management and health and wellness marketplaces and are seeking or will seek, as the case may be, opportunities to improve their performance through the implementation of selected strategic initiatives. Additionally, the New Board may look to change or implement new strategic initiatives. The goal of these efforts is to develop and implement a comprehensive and competitive business strategy that addresses those changes. Over the past several years, the Debtors have expanded their offerings in health and wellness, including introducing their clinical offering and more recently, offering their U.S.-based members access to registered dietitians. Even with the additional investment that the Reorganized Debtors intend to make in their business as a result of having significant additional free cash flow as a result of the reorganization transaction, they may not be able to successfully implement their strategic initiatives and realize the intended business opportunities, growth prospects, and competitive advantages. The Reorganized Debtors’ efforts to capitalize on business opportunities may not bring the intended results. Assumptions underlying expected financial results or consumer demand and receptivity may not be met or economic or consumer conditions may deteriorate. The Reorganized Debtors also may be unable to attract and retain highly qualified and skilled personnel, or engage with partners of choice, to implement their strategic initiatives. Their ability to so attract, retain and engage may be adversely impacted by negative publicity associated with the reorganization transaction. If these or other factors limit the Reorganized Debtors’ ability to successfully execute the Reorganized Debtors’ strategic initiatives, the Reorganized Debtors’ business activities, financial condition and results of operations may be adversely affected.

The Reorganized Debtors will continually innovate their offerings to best serve their members. For example, in the Debtors’ continued pursuit to evolve alongside advancements in science, in fiscal 2023, the Debtors acquired Weekend Health, Inc., doing business as Sequence, a subscription telehealth platform, which is now known as WeightWatchers Clinic, to meet the increasing consumer demand for prescription weight management medications. Later that year, the Debtors launched a new program to provide tailored behavioral support for individuals on GLP-1 medications, and in 2024, the Debtors introduced a compounded semaglutide offering for eligible clinical members (which was recently wound down in light of the FDA’s determination that the semaglutide shortage is resolved). As the Reorganized Debtors continue to innovate across multiple areas of the Reorganized Debtors’ offerings, programs and technological capabilities, these innovations may not be successful in meeting the needs or preferences of many of their current or potential members. As a result, the Reorganized Debtors may experience decreases in their recruitment and retention of members or increased member cancellations. The Reorganized Debtors may not be able to successfully launch new offerings and realize the intended business opportunities, growth prospects, and competitive advantages of the Reorganized Debtors’ growth strategy. Assumptions underlying expected financial results or consumer demand and receptivity may not be met or economic or consumer conditions may deteriorate and may adversely impact the Reorganized Debtors’ ability to continue to successfully implement the Reorganized Debtors’ strategies. If these or other factors limit the Reorganized Debtors’ ability to successfully execute their strategic initiatives, the Reorganized Debtors’ business, financial condition and results of operations may be adversely impacted. Additionally, as the Reorganized Debtors continue to innovate their Workshop and clinical experiences, they may not be successful in meeting the needs of many of their current or potential members.

7.

The Reorganized Debtors’ business depends on the effectiveness and efficiency of their advertising and marketing programs across multiple platforms, including the strength of their social media presence, to attract and retain members and subscribers

Consistent with the Debtors’ business prior to the Emergence Date, the Reorganized Debtors’ business success will depend on the Reorganized Debtors’ ability to attract and retain members and subscribers. The Reorganized Debtors’ ability to attract and retain members and subscribers depends significantly on the effectiveness and efficiency of the Reorganized Debtors’ advertising and marketing practices across multiple platforms. The Reorganized Debtors intend to use a portion of the additional cash flow that is expected to be available in the periods after the Emergence Date as a result of lower debt interest costs to further invest in marketing programs. However, the Reorganized Debtors cannot guarantee that they will be successful in doing so or to the extent anticipated, including in light of the cash sweep provision that will be included in the terms of the New Term Loans.

For example, if the Reorganized Debtors’ advertising and marketing programs are not effective and fail to attract sufficient recruitments during the first quarter of the fiscal year, the Reorganized Debtors’ most important period for recruitments, they historically have had an outsized negative impact on the Debtors’ performance for the remainder of the year. The Reorganized Debtors’ competitors may create more compelling marketing campaigns or marketing campaigns that appeal to more diverse audiences, or may devote greater financial and other resources to marketing and advertising, which could drive the Reorganized Debtors’ current and potential members and subscribers to the Reorganized Debtors’ competitors. Additionally, the Reorganized Debtors’ marketing initiatives may become increasingly expensive and generating a meaningful return on those initiatives may be difficult. In addition, from time-to-time, the Debtors use, and the Reorganized Debtors expect to use, the success stories of the Debtors’ members and subscribers, and utilize brand ambassadors, spokespersons and social media influencers, including in some cases celebrities, in the Reorganized Debtors’ advertising and marketing programs to communicate on a personal level with consumers. Actions taken by these individuals that harm their personal reputation or image, or include the cessation of using the Reorganized Debtors’ services and products, could have an adverse impact on the advertising and marketing campaigns in which they are featured. Similar to the Debtors prior to the Emergence Date, the Reorganized Debtors and the Reorganized Debtors’ brand ambassadors, spokespersons and social media influencers also expect to use social media channels as a means of communicating with consumers. Unauthorized or inappropriate use of, or content on, these channels could result in harmful publicity or negative consumer experiences, which could have an adverse impact on the effectiveness of the Reorganized Debtors’ marketing in these channels, the Reorganized Debtors’ reputation and the Reorganized Debtors’ ability to attract and retain members, subscribers and strategic partners. In addition, any resulting substantial negative commentary by others, whether on traditional or social media platforms, could have an adverse impact on the Reorganized Debtors’ reputation and ability to attract and retain members, subscribers and strategic partners. In addition, negative publicity associated with the reorganization transaction may negatively impact the Reorganized Debtors’ advertising and marketing programs. If the Reorganized Debtors’ advertising and marketing campaigns do not generate a sufficient number of members and subscribers, or fail to develop a high level of engagement with current and potential members and subscribers on various platforms, the Reorganized Debtors’ business, financial condition and results of operations will be adversely affected.

8.

Loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Reorganized Debtors’ workforce could negatively impact their sales of services and products, business, financial condition and results of operations

The Reorganized Debtors will depend on senior management and other key personnel and consultants, and their loss could result in the loss of management continuity and institutional knowledge and negatively affect the Reorganized Debtors’ operations. While the Debtors expect that the key personnel will remain the same for the Reorganized Debtors after the Emergence Date, the Debtors cannot provide assurance that senior management and other key personnel will remain with the Reorganized Debtors. The Debtors have made, and may continue to make, significant strategic and organizational changes, such as changing the composition of the Debtors’ leadership team and centralizing the global management of certain functions and systems. Such changes could be disruptive to the Debtors’ daily operations or relationships with members, partners, suppliers, and employees, make it more difficult to hire and retain key employees, impact the Debtors’ public or market perception or result in a loss of institutional knowledge, any of which could have a negative impact on the Debtors’ business.

The Reorganized Debtors will also depend heavily upon their coaches, guides and members of their member service teams to support the Reorganized Debtors’ members in their weight management efforts. Part of the Reorganized Debtors’ strategic plans involve expanding their registered dietitian offering, but the Reorganized Debtors cannot provide assurances that they will be able to do so. If the Reorganized Debtors fail to appropriately manage and motivate their coaches, guides and member service team members, the Reorganized Debtors may not be able to adequately service their members which could negatively impact their sales of services and products. Changes in factors such as overall unemployment levels, local competition for qualified personnel, prevailing wage rates and employment law, as well as rising employee benefits costs, including insurance in the areas in which the Reorganized Debtors will operate, could increase their labor costs and interfere with their ability to adequately retain qualified individuals to provide support to members. Additionally, the Reorganized Debtors’ inability to attract and retain qualified coaches, guides and member service team members, including as a result of negative publicity associated with the reorganization transaction, could delay or hinder the Reorganized Debtors in successfully executing their strategic initiatives after the Emergence Date.

9.	Potential conflicts of interest

Holders of existing secured debt in the aggregate will receive 91% of the New Common Equity upon emergence. Even though (i) the secured creditors will not, individually or collectively, control the Reorganized Debtors, nor will have any board designation rights post-emergence (the consenting creditors who are party to the restructuring support agreement will select the directors for the New Board, but have no go-forward director designation or appointment rights), (ii) the directors on the New Board are not expected to include any employees or affiliates of the secured creditors, (iii) the Reorganized Debtors understand the secured creditors do not intend to act as a group post-emergence, and (iv) no secured creditor is expected to own 15% or more of the New Common Equity upon the emergence date, and thus no individual secured creditor will control the Company, if holders of existing secured debt were to act as a group with a sufficient collective ownership position to control the outcome of actions requiring stockholder approval (including the election of directors), the interests of such group might conflict with the interests of other stockholders of the Reorganized Debtors.